UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     July 15, 2011

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

West Marine Products, Inc., a wholly-owned subsidiary of West Marine, Inc. (the "Company"), currently leases its Watsonville Support Center from Watsonville Freeholders, L.P. pursuant to the terms of that certain Lease Agreement dated June 26, 1997, as amended, by and between Watsonville Freeholders and West Marine Products. Randolph K. Repass, Chairman of the Company's Board of Directors, is a general partner of Watsonville Freeholders and, together with certain members of his family, owns substantially all of the partnership interests in Watsonville Freeholders. Geoffrey A. Eisenberg, the Company's Chief Executive Officer and President, is a 7.5% limited partner of Watsonville Freeholders.

On July 29, 2009, the Company extended the term of the original lease for the Company’s support center through October 31, 2016 (the “Support Center Space”), but it did not extend the term for the approximately 11,600 square feet of storage space adjacent to the Support Center Space (the “Storage Space”), which term was set to expire on October 31, 2011.

On July 15, 2011, following the review and approval of its terms by the Company’s Audit Committee Chair, West Marine Products and Watsonville Freeholders entered into the Fifth Amendment of Lease.  The Fifth Amendment extends the term of the Lease Agreement for the Storage Space for an additional five (5) years commencing November 1, 2011 and continuing through October 31, 2016, reduces the square footage of the Storage Space to approximately 9,042 square feet, and further reduces the base rent to a fixed monthly rate of $6,148.56 ($73,782.72 annually), which amount includes common area maintenance, insurance and real estate taxes.  Additionally, Watsonville Freeholders will provide a one-time rent abatement of $5,000 for November 2011 to offset the cost of improvements to be made in the Storage Space.  The Fifth Amendment did not change the terms of the Lease Agreement for the Support Center Space.

This summary is qualified by reference to the Lease Agreement and each amendment as incorporated in or filed with this report.

Item 9.01. Financial Statement and Exhibits

(a) Not Applicable. (b) Not Applicable. (c) Not Applicable. (d) Exhibits.

10.1

Lease Agreement, dated June 26, 1997, by and between Watsonville Freeholders, L.P. and West Marine Products, Inc. (incorporated by reference to Exhibit 10.14 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997).

10.2
First Amendment of Lease, dated July 27, 2005, by and between Watsonville Freeholders, L.P. and West Marine Products, Inc. (incorporated by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K dated July 27, 2005 and filed July 28, 2005).

10.3
Second Amendment of Lease, dated December 22, 2005, by and between Watsonville Freeholders, L.P. and West Marine Products, Inc. (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K dated December 22, 2005 and filed on December 29, 2005).

10.4
Third Amendment of Lease, dated November 30, 2006, by and between Watsonville Freeholders, L.P. and West Marine Products, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K dated July 29, 2009 and filed on July 30, 2009).

10.5
Fourth Amendment of Lease, dated July 29, 2009, by and between Watsonville Freeholders, L.P. and West Marine Products, Inc. (incorporated by reference to Exhibit 10.5 to West Marine, Inc.'s Current Report on Form 8-K dated July 29, 2009 and filed on July 30, 2009).

10.6	Fifth Amendment of Lease, dated July 15, 2011, by and between Watsonville Freeholders, L.P. and West Marine Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:  July 20, 2011                                                             By:  /s/ Pamela J. Fields
Pamela J. Fields, Secretary